EXECUTION VERSION

THIRD AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT
THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT dated February 19, 2020 (this “Amendment”) is entered into among Aaron’s, Inc., a Georgia corporation (the “Borrower”), the Guarantors, the Lenders party hereto and Truist Bank (successor by merger to SunTrust Bank), as Administrative Agent.
RECITALS
WHEREAS, the Borrower, the Lenders and Truist Bank (successor by merger to SunTrust Bank), as Administrative Agent, Swingline Lender and Issuing Bank, entered into that certain Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of September 18, 2017 (as amended by that certain First Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of October 23, 2018, that certain Second Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of January 21, 2020 and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Borrower has requested certain amendments to the Credit Agreement; and
WHEREAS, the Lenders (by act of the Required Lenders) have agreed to provide such requested amendments, subject to the terms and conditions of this Amendment (the Credit Agreement as amended by this Amendment and as further amended, modified, supplement or extended from time to time, the “Amended Credit Agreement”);
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Introductory Paragraph and Recitals. The above introductory paragraph and recitals of this Amendment are incorporated herein by reference as if fully set forth herein. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Amended Credit Agreement.

2.    Amendment to Credit Agreement. The defined term “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is hereby amended by (i) deleting the text “and” immediately prior to clause (O) therein, (ii) inserting the text “, (P) for any period ending on or prior to December 31, 2020, any charges, costs and expenses incurred as a result of the 2018 FTC Inquiry (defined below), including any settlement amounts payable to the Federal Trade Commission (the “FTC”), any legal or professional services fees, costs or expenses to investigate, comply with and/or respond to legal, government and regulatory claims relating to the 2018 FTC Inquiry, and any incremental costs, expenses or fees incurred by the Borrower or any of its Subsidiaries with respect to any compliance-related activities undertaken by the Borrower or any of its Subsidiaries under or in connection with any consent order or compliance agreement entered into with the FTC in respect of the 2018 FTC Inquiry or the settlement thereof, including any monitoring, disclosure and reporting requirements and any modification or enhancement of the Borrower’s or any of its Subsidiary’s software or technology systems or platforms as necessary or advisable to comply with such requirements; provided, that the aggregate amount for all such items under this clause (P) shall not exceed $190,000,000, and (Q) any fines, penalties, restitution, settlement payments, charges and similar costs and expenses, paid or incurred, including attorneys’ and professional advisor fees (excluding, for the avoidance of doubt, expenses of the type contemplated by clause (P) above) related to any litigation or governmental or regulatory investigation or proceeding arising from, based upon and/or related to the 2018 FTC Inquiry or any other regulatory or compliance inquiries or investigations at any time conducted by the FTC or any other Governmental Authority with respect to the Borrower or any of its Subsidiaries; provided, that the aggregate amount for all such items under this clause (Q) shall not exceed five percent (5%) of Consolidated EBITDA for such period (calculated prior to giving effect to the amount added to Consolidated EBITDA pursuant to this clause (Q))” immediately following clause (O) therein, and (iii) inserting the following sentence immediately after the final period therein: “As used in this definition, the term “2018 FTC Inquiry” means those certain civil investigative demands (“CIDs”), received by the Company from the FTC in July 2018, regarding disclosures related to lease-to-own and other financial products offered by the Company through its and certain of its subsidiaries businesses and whether such disclosures violate the Federal Trade Commission Act (the “FTC Act”), together with any related agreement or agreement in principle in respect of the settlement thereof between the Borrower and/or any of its Subsidiaries and the FTC, and any related consent order.”

3.    Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent in each case in a manner reasonably satisfactory to the Administrative Agent and the Lenders (the “Third Amendment Effective Date”):
(a)    Amendment. Receipt of a counterpart of this Amendment duly executed by each of the Loan Parties, the Required Lenders and the Administrative Agent.
(b)    Amendments to Loan Facility Documents. The Loan Facility Agreement and the other Loan Facility Documents shall have been amended and restated in a manner reasonably satisfactory to the Administrative Agent.
(c)    Representations and Warranties. At the time of and immediately after giving effect to this Amendment on the Third Amendment Effective Date, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects); provided, that to the extent such representation or warranty relates to a specific prior date, such representation or warranty shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) only as of such specific prior date.
(d)    No Default. No Default or Event of Default exists or would result from the entering into of this Amendment.
(e)    Fees and Attorney Costs. Receipt by the Administrative Agent of all fees and other amounts due and payable on or prior to the Third Amendment Effective Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent
4.    Miscellaneous.
(a)    This Amendment shall be deemed to be, and is, a Loan Document.
(b)    Each Loan Party (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents or any certificates, documents, agreements and instruments executed in connection therewith, (iii) affirms all of its obligations under the Loan Documents, (iv) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (v) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.
(c)    Effective as of the Third Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.
(d)    Each of the Loan Parties hereby represents and warrants to the Administrative Agent and the Lenders that as of the Third Amendment Effective Date after giving effect to this Amendment:
(i)    such Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment;
(ii)    this Amendment has been duly executed and delivered by such Loan Party and constitutes such Loan Party’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity);
(iii)    no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by any Loan Party of this Amendment, other than such consents, approvals or authorizations that have been obtained;
(iv)    no Default or Event of Default exists;
(v)    all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects); provided, that to the extent such representation or warranty relates to a specific prior date, such representation or warranty shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) only as of such specific prior date; and
(vi)     since the date of the audited financial statements of the Borrower described in Section 4.4 of the Credit Agreement, there has been no changes with respect to the Borrower and its Subsidiaries which has had or could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.
(e)    This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telecopy, pdf or other similar electronic transmission shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(f)    This Amendment shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Georgia.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:                    AARON’S, INC.
By:    /s/ Steven A. Michaels
Name:    Steven A. Michaels
Title: Chief Financial Officer and President of Strategic Operations

GUARANTORS:                AARON INVESTMENT COMPANY
By:    /s/ Steven A. Michaels
Name:    Steven A. Michaels
Title: Vice President and Treasurer

AARON’S LOGISTICS, LLC
By: AARON’S, INC., as sole Manager

By:    /s/ Steven A. Michaels
Name:    Steven A. Michaels
Title: Chief Financial Officer and President of Strategic Operations

AARON’S PROGRESSIVE HOLDING COMPANY
By:    /s/ Steven A. Michaels
Name:    Steven A. Michaels
Title: President and Treasurer

APPROVE.ME, LLC
AM2 ENTERPRISES, LLC
PROG LEASING, LLC

By:	PROGRESSIVE FINANCE HOLDINGS, LLC, Sole Manager
By:    /s/ Steven A. Michaels
Name:    Steven A. Michaels
Title: Vice President

PROGRESSIVE FINANCE HOLDINGS, LLC

By:    /s/ Steven A. Michaels
Name:    Steven A. Michaels
Title: Vice President

WOODHAVEN FURNITURE INDUSTRIES, LLC

By:    /s/ Steven A. Michaels
Name:    Steven A. Michaels
Title: Vice President

NPRTO ARIZONA, LLC
NPRTO CALIFORNIA, LLC
NPRTO FLORIDA, LLC
NPRTO GEORGIA, LLC
NPRTO ILLINOIS, LLC
NPRTO MICHIGAN, LLC
NPRTO NEW YORK, LLC
NPRTO OHIO, LLC
NPRTO TEXAS, LLC
NPRTO MID-WEST, LLC
NPRTO NORTH-EAST, LLC
NPRTO SOUTH-EAST, LLC
NPRTO WEST, LLC

By:	PROG LEASING, LLC, Sole Manager

By:    /s/ Steven A. Michaels
Name:    Steven A. Michaels
Title: Vice President

VIVE FINANCIAL, LLC

By:    /s/ Steven A. Michaels
Name:    Steven A. Michaels
Title: Vice President

ADMINISTRATIVE AGENT:	TRUIST BANK (successor by merger to SunTrust Bank),
as Administrative Agent, as Issuing Bank, as
Swingline Lender and as a Lender
By: /s/ J. Haynes Gentry, III
Name: J. Haynes Gentry, III
Title: Director
LENDERS:                    BANK OF AMERICA, N.A.,
as a Lender
By: /s/ Ryan Maples
Name: Ryan Maples
Title: Sr. Vice President

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as a Lender
By: /s/ Mary Ramsey
Name: Mary Ramsey
Title: Senior Vice President
SYNOVUS BANK,
as a Lender
By: /s/ Chandra Cockrell
Name: Chandra Cockrell
Title: Wholesale Banking
CITIZENS BANK, N.A.,
as a Lender
By: /s/ Doug Kennedy
Name: Doug Kennedy
Title: Senior Vice President

REGIONS BANK,
as a Lender
By: /s/ Ryan Franco
Name: Ryan Franco
Title: Director

JPMORGAN CHASE BANK, N.A.,
as a Lender
By: /s/ Alexander Vardaman
Name: Alexander Vardaman
Title: Authorized Officer
HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender
By: /s/ Joe Quatro
Name: Joe Quatro
Title: Vice President

BBVA USA,
as a Lender
By: /s/ Heather Allen
Name: Heather Allen
Title: Senior Vice President

FIRST HORIZON BANK,
as a Lender
By: /s/ Kevin McConaha
Name: Kevin McConaha
Title: Senior Commercial Relationship Manager

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